Exhibit 99.2
Fourth Supplementary Bidder’s Statement for the Offer by Magellan Petroleum Corporation (ARBN 117 452 454) to acquire all the Shares it does not already own in Magellan Petroleum Australia Limited (ACN 009 728 581) – 23 March 2006
LETTER FROM THE CHAIRMAN OF MAGELLAN PETROLEUM CORPORATION
Dear MPAL Shareholder,
“Magellan Moving Forward”
1. Magellan breaks through 70% of MPAL
Magellan has increased its Relevant Interest in MPAL by 15.8% since the Offer was made, meaning more than 1 in every 3 shares bid for have now been accepted in the Offer so far. Magellan’s Relevant Interest in MPAL now stands at 71.0% with 290 MPAL Shareholders having accepted Magellan’s Offer.
MPAL’s largest minority shareholder, the ASX-listed group Origin Energy capitalised at $5.5 billion and MPALs third largest minority shareholder, Paradice Investments, a specialist “small-cap” fund manager, have now accepted the Offer.
As stated previously, irrespective of any other rights under the Offer, upon reaching 80% Magellan will waive the final Offer condition, the Offer will become unconditional and consideration will be issued and paid promptly. If you have not already accepted you should consider doing so now, as this is Magellan’s FINAL Offer.
2. Value of Benchmark Offer Consideration
Magellan Shares are trading at a price which presents an attractive Offer premium to the present market value of MPAL. At Magellan’s volume weighted average price of US$1.92* from 23 December 2005 to 22 March 2006, at the prevailing exchange rate and Offer ratio, the Benchmark Offer Consideration is currently valued at A$2.10 per MPAL Share. This is a 46% premium to MPAL’s closing price of A$1.43 on 22 March 2006.
* Source: Bloomberg. Magellan’s closing price on 22 March 2006 was US$1.68. Magellan Shares have traded in the range of US$1.61 to US$2.32 in the period from 23 December 2005 to 22 March 2006.
3. Fast-tracking of Payments
Once Magellan is able to declare the Offer free of conditions, accepting shareholders will be paid promptly.
Payments will be made approximately 5 business days after the date the Offer becomes unconditional to those MPAL Shareholders who have validly accepted by that date, or approximately 10 business days after valid acceptance received to those MPAL Shareholders who accept after that date and before the Offer close date.
4. Extension of Offer Period
To provide MPAL Shareholders with extra time to send in their acceptances, Magellan has extended its Offer closing date by three weeks. It is important that you send your Acceptance Form in sufficient time to reach Magellan’s share registry by 13 April 2006, the Conditions Notice date for the Offer. The Offer is now scheduled to close on 21 April 2006.

Shareholders can use Acceptance Forms which were sent with the Original Offer in December 2005, or the replacement Forms which were mailed to Shareholders on 24 February 2006. If MPAL Shareholders have any questions in relation to the Offer, they should call the information line on 1300 551 398 if calling within Australia, or +61 3 9415 4303 if calling from outside Australia.
5. Admission to the Australian Stock Exchange Limited’s Official List Approved
The Australian Stock Exchange Limited (ASX) has approved Magellan’s application to be admitted to its Official List subject to closing of the Offer and completion of the issue of the Magellan CDIs, ASX being satisfied that Magellan has an appropriate spread of shareholders and Magellan providing to the ASX the customary information required for pre-quotation disclosure to the market.
Yours sincerely
Walter McCann
Chairman

This document is a supplementary bidder’s statement, dated 23 March 2006, given pursuant to Division 4 of Part 6.5 of the Corporations Act 2001 in compliance with the requirements of Section 645 of the Corporations Act.
It is the Fourth Supplementary Bidder’s Statement (“Fourth Supplementary Bidder’s Statement”) prepared by Magellan Petroleum Corporation (“Magellan”) in relation to the Offer from Magellan to acquire all the ordinary shares it does not already own in Magellan Petroleum Australia Limited (“MPAL”) contained in Appendix A of Magellan’s Bidder’s Statement dated 29 November 2005 (“Original Bidder’s Statement”).
This Fourth Supplementary Bidder’s Statement supplements, and should be read together with, the Original Bidder’s Statement, the First Supplementary Bidder’s Statement dated 24 January 2006, the Second Supplementary Bidder’s Statement dated 24 February 2006 and the Third Supplementary Bidder’s Statement dated 9 March 2006.
Defined terms used in this Fourth Supplementary Bidder’s Statement are capitalised and have the meaning given to them in Section 12 of the Original Bidder’s Statement.
This Fourth Supplementary Bidder’s Statement will prevail to the extent of any inconsistency with the Original Bidder’s Statement, the First Supplementary Bidder’s Statement, the Second Supplementary Bidder’s Statement and the Third Supplementary Bidder’s Statement.
ASIC CLASS ORDER 01/1543
As permitted by Class Order 01/1543, this Fourth Supplementary Bidder’s Statement contains statements which are made, or based on statements made, in documents lodged with ASIC or ASX. The Class Order permits certain statements to be included in this Fourth Supplementary Bidder’s Statement without the consent of the person to whom the statement was attributed where the statement was made in a document lodged with ASIC or ASX.
Pursuant to the Class Order, Magellan will make available a copy of the following documents (or extracts from those documents), free of charge to MPAL Shareholders who request it during the Offer Period: MPAL’s Target Statement, MPAL’s First Supplementary Target’s Statement, MPAL’s Second Supplementary Target’s Statement and MPAL’s Third Supplementary Target’s Statement.
SECTION 650D NOTICE
Magellan hereby gives notice under Section 650D of the Corporations Act that it varies the Offer contained in Appendix A of the Original Bidder’s Statement by extending the period during which the Offer will remain open by a further 3 weeks so that the Offer will now close at 7.00pm (Sydney time) on 21 April 2006. Accordingly, the Original Bidder’s Statement is hereby amended by replacing all references to “31 March 2006” in the Offer (which were inserted into the Offer by the second Supplementary Bidder’s Statement) with references to “21 April 2006”.
In accordance with section 650E of the Corporations Act, as this extension of the Offer results in a total extension of the Offer by more than 1 month, those MPAL Shareholders who have validly accepted the Offer on or before the date of this Notice may withdraw their acceptance by giving notice to Magellan (“Withdrawal Notice”) within 1 month beginning on the day after the day on which they received this Notice (“Withdrawal Period”).
MPAL Shareholders who withdraw their acceptance must return any Offer Consideration received for accepting the Offer. A Withdrawal Notice by a MPAL Shareholder withdrawing acceptance under section 650E of the Corporations Act must:
•	if their securities are in a CHESS Holding:
•	be in the form of a Valid Originating Message transmitted to ASTC by the Controlling Participant for that CHESS Holding in accordance with Rule 14.16.1 of the ASTC Settlement Rules; or

•	be in the form of a notice to Magellan setting out the information that Magellan requires to enable it to transmit a Valid Message to ASTC on behalf of the MPAL Shareholder in accordance with Rule 14.16.5 of the ASTC Settlement Rules; and
•	in any other case, be in writing to Magellan.
If a MPAL Shareholder is legally entitled to give, and does in fact give, a Withdrawal Notice within the Withdrawal Period, Magellan will before the end of 14 days after the day it is given the Withdrawal Notice:
•	return to the MPAL Shareholder any documents that were sent by the MPAL Shareholder to Magellan with acceptance of the Offer; and

•	if the MPAL Shareholder’s securities are in a CHESS Holding, Transmit to ASTC a Valid Message that authorises the release of the relevant securities from the Offer Accepted Subposition in which the securities have been reserved in accordance with Rule 14.16.3 or 14.16.5 of the ASTC Settlement Rules (as appropriate).
(Words defined in the ASTC Settlement Rules have the same meaning when used in this section, unless the context requires otherwise).
APPROVAL OF THIRD SUPPLEMENTARY BIDDER’S STATEMENT AND SECTION 650D NOTICE
This Third Supplementary Bidder’s Statement and the notice pursuant to Section 650D of the Corporations Act herein are each dated 23 March 2006, and have each been approved by unanimous resolutions passed by all of the Directors.
Signed for and on behalf of Magellan Petroleum Corporation

Walter J. McCann	Donald V. Basso
Chairman	Director

Timothy L. Largay	Ronald P. Pettirossi
Director	Director
A copy of this Fourth Supplementary Bidder’s Statement and the notice pursuant to Section 650D of the Corporations Act herein were lodged with ASIC and sent to MPAL on 23 March 2006. Neither ASIC nor any of its officers takes any responsibility as to the contents of this Fourth Supplementary Bidder’s Statement or the notice pursuant to Section 650D of the Corporations Act herein. The fact that ASX may admit Magellan to its official list is not to be taken in any way as an indication of Magellan’s merits.

This document contains important information and requires your immediate attention. If you are in any doubt as to how to deal with this document, you should consult your broker or your legal, financial or other professional adviser as soon as possible. If you have any queries about this document, the Offer or how to accept the Offer, or require a copy of any of the above documents, please call the shareholder information line on 1300 551 398 (within Australia) or +61 3 9415 4303 (outside Australia). In accordance with legal requirements, calls to these numbers will be recorded.